                                                                    EXHIBIT 10.1



                           NEXTERA ENTERPRISES, INC.
                         343 CONGRESS STREET, SUITE 2100
                                BOSTON, MA 02110


                              As of March 30, 2001



Fleet National Bank
100 Federal Street
Boston, MA  02110

Bank of America
6610 Rockledge Drive, 6th Floor
Bethesda, MD  20817

        RE:    FOURTH AMENDMENT TO CREDIT AGREEMENT

Ladies and Gentlemen:

        Reference is made to the Credit Agreement dated December 30, 1999, as amended ("Credit Agreement") and all promissory notes, mortgages, guaranties, agreements, documents and instruments entered into by Nextera Enterprises, Inc. ("Company") and any other person or obligor pursuant thereto (collectively, the "Credit Documents") with or for the benefit of Fleet National Bank (f/k/a BankBoston, N.A.), as agent ("Agent") for itself and the other lenders (collectively "Lenders") or for the benefit of any other Lender. Except as otherwise defined herein, capitalized terms used herein shall have the meanings given them in the Credit Agreement. This Fourth Amendment to Credit Agreement is referred to as the "Fourth Amendment" and supercedes and replaces the Third Amendment to Credit Agreement dated as of December 31, 2000.

        Company has requested, among other things, that the Agent and Lenders amend certain provisions contained in the Credit Agreement and the Agent and Lenders are willing to do so on the terms and conditions set forth herein.

        NOW THEREFORE, in consideration of any loan or advance or grant of credit heretofore or hereafter made to or for the account of Company by Lenders, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

        1. Amendments to the Credit Agreement. Subject to satisfaction of the conditions precedent set forth in Section 18 below, the Credit Agreement is hereby amended as follows:

               (a) Section 1 of the Credit Agreement is hereby amended to add the following definitions in their appropriate alphabetical order:

Fleet National Bank
Bank of America
As of March 30, 2001
Page 2



                      "Consolidated EBITA" means, for any period, the total of:

                      (a) Consolidated Net Income;

                      plus

                      (b) all amounts deducted in computing such Consolidated Net Income in respect of:

                             (i) amortization and other non-cash charges (excluding depreciation);

                             (ii)   interest expense;

                             (iii)  taxes based upon or measured by net income;

                             (iv)   special charges for non-recurring
                                    compensation expense, reductions in force, excess space, and asset write-downs, including goodwill; and

                             (v) the Limited Waiver Fee and fees and costs associated with the Lenders' Consultant.

                      "Fourth Amendment to Credit Agreement" means the Fourth Amendment to this Agreement dated as of March 30, 2001.

                      "Fourth Amendment to Credit Agreement Effective Date" means the date on which all of the conditions precedent contained in Section 18 of the Fourth Amendment to Credit Agreement are satisfied.

               (b) "Consolidated EBITDA" means, for any period, the total of:

                      (a) Consolidated Net Income;

                      plus

                      (b) all amounts deducted in computing such Consolidated Net Income in respect of:

                             (i)    depreciation, amortization and other
                                    non-cash charges;

                             (ii)   interest expense;

                             (iii)  taxes based upon or measured by net income;

Fleet National Bank
Bank of America
As of March 30, 2001
Page 3



                             (iv)   special charges for non-recurring
                                    compensation expense, reductions in force, excess space, and asset write-downs, including goodwill; and

                             (vi) the Limited Waiver Fee and fees and costs associated with the Lenders' Consultant.

                (c) Section 2.3.5 of the Credit Agreement is hereby deleted in its entirety and replaced as follows:

                      "2.3.5 Reimbursement of Letter of Credit Disbursement. At such time as a Letter of Credit Issuer makes any disbursement on a draft presented or accepted under a Letter of Credit ("Letter of Credit Disbursement") the Company shall pay to such Letter of Credit Issuer in immediately available funds the amount of such Letter of Credit Disbursement. Notwithstanding anything in this
                      Section 2.3.5 or otherwise, the reimbursement obligations described in this Section 2.3.5 shall not apply to the Guarantor L/C (as defined in Section 18 of the Fourth Amendment to Credit Agreement)."

                (d) Section 2.5 of the Credit Agreement is hereby deleted in its entirety and replaced as follows:

                      "2.5 Option to Extend Maturities of Credits. So long as no Default then exists, the Company may request, by notice to the Lenders at least 90 days and not more than 120 days prior to the Maturity Date, that the Maturity Date be extended for an additional period not longer than 12 months, but in no event to a date later than March 29, 2003. The Lenders shall consider, and may deny such request in their sole and absolute discretion, and if they choose to approve such request, may propose additional terms, including any changes in the interest rates, as a condition to any extension. The Lenders shall provide a written response to the Company not later than 45 days after receipt of such request. In no event shall the Maturity Date be extended hereunder without the consent of each of the Lenders (giving effect to any Replacement Lender under Section 11.3). In the event the Lenders offer to extend the Maturity Date pursuant to this Section 2.5, the Company may accept such offer by written notice received by the Agent not later than 30 days after receipt by the Company of such offer."

                (e) Section 4.2 of the Credit Agreement is hereby amended to add, after the end of Section 4.2.5 the following Section 4.2.6 as follows:

                      "4.2.6. Excess Consolidated EBITA. In addition to, and not in substitution of the foregoing, Company shall pay to Agent, for the benefit

Fleet National Bank
Bank of America
As of March 30, 2001
Page 4



                      of Lenders, an amount equal to 50% of Company's Excess Consolidated EBITA (as defined below) during each fiscal quarter for the year to date period, which shall be payable sixty (60) days following the end of such fiscal quarter. The amount of Excess Consolidated EBITA shall be determined by the Company in accordance with GAAP (and shall be subject to review and approval by the Lenders) on or prior to the thirtieth (30th) day after the end of each fiscal quarter. The Company's obligation to make such payments shall be in addition to and not in substitution of the scheduled principal amortization required under
                      Section 7 of the Fourth Amendment to Credit Agreement.

                      The term "Excess Consolidated EBITA" shall mean, with respect to each of the fiscal quarters set forth below the amount by which the Company's Consolidated EBITA exceeds the Trigger Amount (as set forth below) for the corresponding periods measured on a cumulative basis for the year to date period. By way of illustration only, if the Company's Consolidated EBITA for the period ending June 30, 2001 equals $2,855,000, then the split shall be 50-50. If the Consolidated EBITA for the period ending September 30, 2001 equals $8,095,000, there shall be no split taking into account the payment made to the Lenders for the prior quarter.

                       ---------------------------------------------------------
                       Commencing April 1, 2001
                       and Ending:                  Trigger Amount
                       ---------------------------------------------------------
                       June 30, 2001                $2,755,000
                       ---------------------------------------------------------
                       September 30, 2001           $7,995,000
                       ---------------------------------------------------------
                       December 31, 2001            $13,828,000
                       ---------------------------------------------------------

                      Any amounts received pursuant to this Section 4.2.6 shall be applied by the Lenders to reduce the principal balance of the Loans (and shall be applied against the scheduled principal amortization required under Section 7 of the Fourth Amendment to Credit Agreement by a like amount in the inverse order of maturity and thereafter applied to the Loans then outstanding in such order and manner as Agent shall determine in its sole discretion)."

        2. Section 6.5 of the Credit Agreement is hereby amended to delete
Section 6.5.5 in its entirety.

        3. Financial Statements and Other Documents. In addition to the other reports required by any Credit Agreement, Company shall furnish or cause to be furnished to Agent and Lenders (each in such form and containing such detail as are satisfactory to Agent):

Fleet National Bank
Bank of America
As of March 30, 2001
Page 5



                (a) Cash Flow Report. A weekly report, to be provided no later than the third Business Day of each week, which sets forth Company's actual cash flow activity for the prior week and a reconciliation of actual cash activity to projected cash activity for such week;

                (b) Projections. A weekly report, to be provided no later than the third Business Day of each week, which sets forth Company's updated 13-week rolling cash activity projection;

                (c) Backlog Report. A monthly report, to be provided no later than the fifteenth day of each calendar month, which sets forth an updated backlog report;

                (d) Miscellaneous Investments. A monthly report, to be provided no later than the fifteenth day of each calendar month, which sets forth a schedule of all investment and other property received or expected to be received from customers or otherwise, as partial payment for services or otherwise, and evidencing compliance (or non-compliance) with all actions requested by Agent and Lenders to provide Agent and Lenders with a continued perfected first priority lien on all such property;

                (e) Financial Statements. A monthly report, to be provided no later than the twenty-fifth day of each calendar month, which sets forth a comprehensive and operational report for the prior month containing such items as payable and receivable agings, an internally prepared Consolidated balance sheet of Company and its Subsidiaries, and Consolidated statements of income and cash flows of Company and its Subsidiaries, together with other financial reporting items in substantially the form of Company's internal reports;

                (f) Intellectual Property. A monthly report, to be provided no later than the fifteenth day of each calendar month, which sets forth an updated schedule of all intellectual property owned or used by the Company; and

                (g) Financial Covenants. A report, for the fiscal quarter ended June 2001, twenty-five days after the end of such fiscal quarter, and thereafter monthly, no later than the twenty-fifth calendar day of each month, which demonstrates the Company's compliance (or non-compliance) with the financial tests set forth in Section 17 of this Fourth Amendment.

        4. Ratification of Credit Documents. Except as modified in this Fourth Amendment or in any other instruments or documents executed in connection herewith, (a) all terms and conditions of the Credit Documents shall remain in effect in accordance with their original tenor; and (b) nothing contained herein shall constitute a waiver by the Agent and Lenders or of any of the Agent's and Lenders' rights and remedies (including, without limitation, any of Agent's and Lenders' rights or remedies as to, or any obligations owing to Agent and Lenders of, any person who may be liable to Agent and Lenders on account of any of the obligations, whether or not such person is a party hereto), all of which rights and remedies are expressly reserved and not waived. Each agreement, covenant, representation and warranty of any Obligors hereunder shall

Fleet National Bank
Bank of America
As of March 30, 2001
Page 6



be deemed to be in addition to, and not in substitution for, the agreements, covenants, representations and warranties previously made by Obligors. In the event that there shall be any inconsistency between any provisions of this Fourth Amendment and a provision set forth in any other Credit Document, the provision most favorable to Agent and Lenders and most restrictive as to Company shall govern.

        5. Release of Claims. Company hereby releases, waives and forever relinquishes all claims, demands, obligations, liabilities and causes of action of whatever kind or nature, whether known or unknown, which it has, may have, or might assert now or in the future against Agent and Lenders and/or their affiliates, participants, affiliates, officers, directors, employees, agents, attorneys, accountants, consultants, successors and assigns, directly or indirectly, arising out of, based upon, or in any manner connected with (i) any transaction, event, circumstance, action, failure to act or occurrence of any sort or type, whether known or unknown, which occurred, existed, was taken, permitted or begun prior to the execution of this Fourth Amendment with respect to the obligations, the Credit Documents and/or the administration thereof or the obligations created thereby; (ii) any discussions, commitments, negotiations, conversations or communications with respect to the refinancing, restructuring or collection of any obligations; or (iii) any thing or matter related to any of the foregoing. The inclusion of this paragraph in this Fourth Amendment, and the execution of this Fourth Amendment by Agent and Lenders, does not constitute an acknowledgment or admission by Agent and Lenders of liability for any matter, or a precedent upon which liability may be asserted.

        6. Limited Waivers; Limited Waiver Period.

               (a) Consolidated Pro Forma Debt to Consolidated Pro Forma EBITDA. Subject to satisfaction of the conditions precedent set forth in Section 18 below, Lenders hereby waive any Event of Default that occurred under
        Section 6.5.1 of the Credit Agreement as a result of Company's failure to maintain a ratio of Consolidated Total Debt to Consolidated Pro Forma EBITDA not in excess of 300% for the periods ending September 30, 2000, December 31, 2000 and March 31, 2001; such waiver shall not apply to any other provision of the Credit Agreement, shall be limited precisely as written and shall only be effective from November 14, 2000 through January 2, 2002 (the "Limited Waiver Period"). The Lenders expressly reserve all rights and remedies available to them (a) after the end of the Limited Waiver Period, and (b) as a result of non-specified Defaults or Events of Default. Company expressly acknowledges and agrees that, upon the expiration of the Limited Waiver Period (and absent further waivers by Lender as to the foregoing covenant, which further waivers Lenders may grant or deny in their absolute discretion), Company shall at such time be in default of the Credit Agreement as to such covenant and Lenders shall have available to them, and be able to exercise, all of the rights and remedies accorded under the Credit Agreement including, without limitation, with respect to Defaults or Events of Default under Section 6.5.1 of the Credit Agreement.

Fleet National Bank
Bank of America
As of March 30, 2001
Page 7



               (b) Consolidated Pro Forma EBITDA minus Capital Expenditures to Consolidated Pro Forma Interest Expense. Subject to satisfaction of the conditions precedent set forth in Section 18 below, Lenders hereby waive any Event of Default that occurred under Section 6.5.2 of the Credit Agreement as a result of Company's failure to maintain a Consolidated Pro Forma EBITDA minus Capital Expenditures to Consolidated Pro Forma Interest Expense ratio equal to or in excess of 3.00 to 1.00 for the periods ending September 30, 2000, December 31, 2000, and March 31, 2001. Such waiver shall not apply to any other provision of the Credit Agreement, shall be limited precisely as written and shall only be effective during the Limited Waiver Period. The Lenders expressly reserve all rights and remedies available to them (a) after the end of the Limited Waiver Period, and (b) as a result of non-specified Defaults or Events of Default. Company expressly acknowledges and agrees that upon the expiration of the Limited Waiver Period (and absent further waivers by Lender as to the foregoing covenant, which further waivers Lenders may grant or deny in their absolute discretion), Company shall at such time be in default of the Credit Agreement as to such covenant and Lenders shall have available to them, and be able to exercise, all of the rights and remedies accorded under the Credit Agreement including, without limitation, with respect to Defaults or Events of Default under Section 6.5.2 of the Credit Agreement.

        7. Loans.

                (a) Borrowing Requests. The Company hereby acknowledges and agrees that during the Limited Waiver Period, the Company will not make, and the Agent and Lenders need not honor, any borrowing requests (or requests for the issuance, renewal, rollover or replacement of any Letters of Credit) under the Acquisition Loans, Revolving Loans or otherwise.

                (b) Acquisition Loans. Notwithstanding any applicable Maturity Date set forth in the Credit Agreement at Sections 2.2.1, 2.5 or otherwise, or in the Acquisition Notes with respect to the Acquisition Loans, the Company hereby acknowledges and agrees that the Maximum Amount of Acquisition Credit shall be permanently reduced as follows:
        (i) to the principal balance outstanding as of March 30, 2001 (which is conclusively deemed to be $26,346,180.65); and (ii) thereafter by further reductions totaling $8,050,000 in the aggregate and in the amounts and on the dates set forth in the 2001 principal amortization schedule ("Acquisition Loan 2001 Principal Amortization Schedule") below:

              Acquisition Loan 2001 Principal Amortization Schedule

                         DATE                      REDUCTION OF PRINCIPAL AMOUNT
                         ----                      -----------------------------
                   April 30, 2001                             $250,000
                   May 31, 2001                               $350,000
                   June 29, 2001                              $450,000

Fleet National Bank
Bank of America
As of March 30, 2001
Page 8





                   July 31, 2001                            $  650,000
                   August 31, 2001                          $  850,000
                   September 28, 2001                       $1,000,000
                   October 31, 2001                         $1,500,000
                   November 30, 2001                        $1,500,000
                   December 31, 2001                        $1,500,000

and (iii) after December 31, 2001, principal on the Acquisition Loan shall continue to amortize as is set forth in the Credit Documents.

        Notwithstanding the foregoing, if Company reimburses Letter of Credit Issuer for a draw made on a Standby Letter of Credit within one (1) Business Day of such draw, or if any Standby Letter of Credit is returned undrawn, then the Lenders shall reduce the scheduled principal amortization required under the Acquisition Loan 2001 Principal Amortization Schedule set forth above in this
Section 7 by a like amount in the inverse order of maturity.

                (c) Letters of Credit. Although the Company will not make, and the Lenders need not honor, any borrowing requests under the Revolving Loans or otherwise during the Limited Waiver Period, the Lenders shall continue to honor proper and timely draws on Letters of Credit which are currently outstanding in accordance with their terms and the Credit Agreement.

                (d) Revolving Credit. Company further acknowledges and agrees that the Maximum Amount of Revolving Credit is hereby permanently reduced to the principal balance outstanding as of March 30, 2001 (inclusive of outstanding Letters of Credit as of March 30, 2001). Company further acknowledges and agrees that the Maximum Amount of Revolving Credit shall be permanently reduced by the face amount of any returned or cancelled Letters of Credit, and such returned or cancelled Letters of Credit shall not create availability under the Maximum Amount of Revolving Credit or otherwise.

                (e) LIBOR. Notwithstanding the foregoing, LIBOR Pricing Options will not be available during the Limited Waiver Period; provided that, Loans that are currently subject to a LIBOR Pricing Option shall convert to Base Rate borrowings at the end of their current respective LIBOR Interest Periods.

                (f) Reduction of Commitment Fees. The Lenders agree that the Acquisition Credit Commitment Fee and the Revolving Credit Commitment Fee shall reflect the foregoing permanent reductions in the Maximum Amount of Acquisition Credit and the Maximum Amount of Revolving Credit, respectively.

Fleet National Bank
Bank of America
As of March 30, 2001
Page 8



        8. Interest. Notwithstanding anything in the Credit Agreement, Credit Documents, Revolving Notes, Acquisition Notes or elsewhere to the contrary, the Loans shall bear interest, to be paid on the first day of each month, at a rate per annum equal to the sum of the Base Rate plus 3.50%, of which 2% (the "Incremental Accrued Portion") will be accrued and paid on January 2, 2002. The Agent and the Lenders agree that the Company's obligation to pay such Incremental Accrued Portion shall be waived if the Credit Obligations are paid indefeasibly in full in cash or other immediately available funds and the Agent's and Lenders' commitment to provide Loans or other financial accommodations are terminated on or before December 15, 2001.

        9. Lenders' Consultant. Company hereby acknowledges that the Lenders have elected in their own discretion to retain, at the Company's expense, The Recovery Group as their consultant ("Lenders' Consultant"). During the Limited Waiver Period, Company agrees to continue to grant complete access and cooperation to Lenders' Consultant during normal business hours. Fees and expenses of Lenders' Consultant shall be paid as invoiced (provided, however, that the Lenders acknowledge that they do not intend to incur Lenders' Consultant fees in excess of $150,000 during the Limited Waiver Period, but reserve the right to do so in their discretion). Any Lenders' Consultant fees shall be supported by the name of the individual providing the service, their respective billing rate, and the hourly fee by week.

        10. Consultant; Professional Advisors. The Company hereby acknowledges and agrees that it shall engage and, thereafter, that it shall continue to retain a consultant reasonably acceptable to Lenders to assist with the development and implementation of a business plan, which plan shall be delivered to Lenders on or before May 15, 2001. The Company will also continue to retain all presently engaged professional advisors, or for each such professional advisor a replacement that is reasonably acceptable to Lenders.

        11. Limited Waiver Fee: As additional consideration to enter into this Fourth Amendment, Company shall pay to the Lenders a fee ("Limited Waiver Fee") (which shall be in addition to all other amounts to be paid by the Company) which shall be earned by the delivery of the Lenders' signatures hereto and comprised of two components as follows:

                (a) $900,000 paid in immediately available funds as set forth below:

                        (i) $100,000 as of the date Lenders deliver their signatures hereto; and

                        (ii) $800,000 payable in installments of $100,000 on the first day of each month commencing May 1, 2001; provided that, the Company's obligation to pay such amounts as are described in this
                                Section 11(a)(ii) shall be applied as a
                                dollar-for-dollar reduction of the Credit
                                Obligations if the Credit Obligations are paid indefeasibly in full in cash or other immediately available funds and the Agent's and

Fleet National Bank
Bank of America
As of March 30, 2001
Page 10



                                Lenders' commitment to provide loans or other financial accommodations are terminated on or before December 15, 2001; and

                (b) on or before April 23, 2001, and in form and substance satisfactory to Agent and Lenders and their counsel, (i) warrants to purchase 1,418,351 shares of the Company's Class A Common Stock at an exercise price of $0.86 per share, exercisable at Lenders' sole discretion at any time prior to 18 months after payment in full of all Credit Obligations; and together with (ii) a written agreement between Lenders and the Company that upon the sale or other disposition (or any series of sale or dispositions) by the Company of any of the Company's assets with gross proceeds, in the aggregate, in excess of $10,000,000, Lenders can elect in their sole discretion to return such warrants in exchange for an additional $500,000 cash payment by the Company (except to the extent prohibited by a non-waiveable applicable law or regulation), which payment may be made out of any asset sale or other proceeds; and providing for a call right that can be exercised by the Company in exchange for an additional $750,000 cash payment by the Company, which payment may only be made from new financing sources (i.e., from sources other than the Company).

        12. Joinder Of Wholly Owned Subsidiaries. Pursuant to Section 2.9 of the Guarantee and Security Agreement ("Guarantee and Security Agreement") dated as of December 30, 1999 and Section 9.1 of the Subordination Agreement ("Subordination Agreement") dated as of December 30, 1999, each Wholly Owned Subsidiary that is not already a party to the Joined Agreements (as defined below) shall promptly initiate all corporate or other proceedings and obtain all consents, approvals and authorizations ("Joinder Prerequisites") that are required to permit each Wholly Owned Subsidiary to join in and become a party (as fully as if the Wholly Owned Subsidiary had been an original signatory thereto) to (a) the Credit Agreement and any amendments thereto as a Company,
(b) the Guarantee and Security Agreement as a Guarantor and Obligor thereunder and (c) the Subordination Agreement as defined thereunder (the agreements described in subsections (a), (b) and (c) are collectively referred to herein as the "Joined Agreements"). Effective as of the date on which all of the Joinder Prerequisites are satisfied (and in no event later than April 23, 2001), each Wholly Owned Subsidiary that is not already a party to the Joined Agreements shall join in and become a party to the Joined Agreements; subject, however, to the same conditions, limitations and qualifications listed in Section 2.9 of the Guarantee and Security Agreement, except that such conditions, limitations and qualifications shall apply to both existing and future Wholly Owned Subsidiaries. Each Company and each Wholly Owned Subsidiary shall also immediately pledge and deliver to the Lenders its stock certificates or other ownership interests as to each other business enterprise in which it has an interest and any other investment property; provided, however, that in the event that such a pledge by any Company or any Wholly Owned Subsidiary is prohibited by any valid law, statute, rule or

Fleet National Bank
Bank of America
As of March 30, 2001
Page 11



regulation or if a pledge of the stock of any Foreign Subsidiary would result in a deemed repatriation of foreign earnings under the Internal Revenue Code of 1986 (including the "deemed dividend" provisions of Section 956), such pledge will be limited to the extent necessary to comply with such prohibition or to prevent such repatriation of foreign earnings.

        13. Acquisitions and Indebtedness. Notwithstanding Sections 6.6 and 6.9 of the Credit Agreement or any other provision in any Credit Document, Company shall not during the Limited Waiver Period incur any Indebtedness of the type described at the following Sections of the Credit Agreement: 6.6.1, 6.6.2, 6.6.6, 6.6.12 (and shall not, without limitation of the foregoing, request any Acquisition Loans).

        14. Prohibition on Leases. Company hereby acknowledges and agrees that it shall not enter into any new operating leases and/or capital leases; except for (a) renewals of existing leases, (b) operating leases and/or capital leases of Lexecon, Inc. for which amounts on account of such leases at least equal to such lease payments are billed to and collected from customers, and (b) capital leases, subject, however, to the maximum Capital Expenditure covenant described in Section 17 of this Fourth Amendment.

        15. Certain Obligations. Company hereby acknowledges and agrees that it shall not make any payments, including but not limited to regularly scheduled payments of principal, interest or other charges, on account of any subordinated debt, management fees to affiliates, dividends, bonus compensation to officers, including but not limited to special incentive bonuses, retention or other programs or charges, and whether or not such programs, bonuses or charges were previously announced, except for bonus compensation set forth in the schedule below with respect to the corresponding period (the, "Certain Obligations"):

                               Certain Obligations

            -----------------------------------------------------------
            Period                                   Bonus Compensation
            -----------------------------------------------------------
            April 1, 2001 to June 30, 2001           $2,600,000
            -----------------------------------------------------------
            April 1, 2001 to September 30, 2001      $5,800,000
            -----------------------------------------------------------
            April 1, 2001 to December 31, 2001       $7,400,000
            -----------------------------------------------------------


The Company agrees that it shall not pay Certain Obligations in excess of the amounts set forth above for the corresponding period set forth above unless the Lenders have issued their prior written consent. The Company further acknowledges and agrees that all Certain Obligations shall be and are expressly subordinated and junior in right of payment and exercise of remedies as set forth in the Credit Agreement.

        16. Junior Creditor Acknowledgement. The undersigned Junior Creditor hereby acknowledges and agrees that it shall not take any action or assert any claim with respect to the Subordinated Indebtedness (as defined in the Subordination Agreement) during the Limited Waiver Period; provided, however that the Junior Creditor and the Company may restructure, exchange or convert Subordinated Indebtedness into any equity or debt securities of the

Fleet National Bank
Bank of America
As of March 30, 2001
Page 12


Company that are subordinated in priority and payment to the Loans. Except as permitted in the foregoing sentence, the Junior Creditor shall not during the Limited Waiver Period assert, collect, or enforce the Subordinated Indebtedness or any part thereof or take any action to foreclose or realize on the Subordinated Indebtedness, and the Junior Creditor will hold in trust and immediately pay over to the Lenders in the same form of payment received, with appropriate endorsements, any payment that the Company makes to the Junior Creditor with respect to the Subordinated Indebtedness; provided, however, that the Company may make Distributions of PIK Interest (but not in the form of cash or other securities or other property of any type) on the Subordinated Indebtedness in accordance with its terms.

        17. Financial Tests. In addition to and not in lieu of the financial tests performed under Section 6 of the Credit Agreement, the Company shall be subject to the following financial tests during the Limited Waiver Period:

                (a) Fixed Charge Coverage Ratio. The Company shall not permit for any period set forth below the ratio of (a) the sum of (i) Consolidated EBITDA for such period set forth below minus (ii) cash taxes paid divided by (b) cash interest payable to the Lenders (excluding the Incremental Accrued Portion described in Section 8 of this Fourth Amendment) plus debt amortization and the Limited Waiver Fee payable to the Lenders during such period (the "Fixed Charge Coverage Ratio") to be less than the ratio corresponding to such period in the table below. Such ratio for each period shall be calculated on a cumulative basis for the period commencing April 1, 2001 and ending on the date set forth in the table, with the first such calculation being made for the three month period ending June 30, 2001.

  --------------------------------------------------------------------------------------
  Period Commencing on April 1, 2001 and Ending:             Fixed Charge Coverage Ratio
  --------------------------------------------------------------------------------------
  June 30, 2001                                              1.50:1.00
  --------------------------------------------------------------------------------------
  July 31, 2001                                              1.44:1.00
  --------------------------------------------------------------------------------------
  August 31, 2001                                            1.52:1.00
  --------------------------------------------------------------------------------------
  September 30, 2001                                         1.51:1.00
  --------------------------------------------------------------------------------------
  October 31, 2001                                           1.43:1.00
  --------------------------------------------------------------------------------------
  November 30, 2001                                          1.38:1.00
  --------------------------------------------------------------------------------------
  December 31, 2001                                          1.33:1.00
  --------------------------------------------------------------------------------------

                (b) Cash Interest Coverage Ratio. Company shall not permit for any period set forth below the ratio of Consolidated EBITA divided by cash interest payable to the Lenders for any period set forth below to be less than the ratio corresponding to such period in the table below. Such ratio for each period shall be calculated on a cumulative basis for the period commencing April 1, 2001 and ending on the date set forth in the table, with the first such calculation being made for the three month period ending June 30, 2001.

  ---------------------------------------------------------------------------------------
  Period Commencing on April 1, 2001 and Ending:             Cash Interest Coverage Ratio
  ---------------------------------------------------------------------------------------
  June 30, 2001                                              1.76:1.00
  ---------------------------------------------------------------------------------------
  July 31, 2001                                              1.89:1.00
  ---------------------------------------------------------------------------------------

Fleet National Bank
Bank of America
As of March 30, 2001
Page 13



  ---------------------------------------------------------------------------------------
  August 31, 2001                                            2.32:1.00
  ---------------------------------------------------------------------------------------
  September 30, 2001                                         2.59:1.00
  ---------------------------------------------------------------------------------------
  October 31, 2001                                           2.80:1.00
  ---------------------------------------------------------------------------------------
  November 30, 2001                                          2.96:1.00
  ---------------------------------------------------------------------------------------
  December 31, 2001                                          3.06:1.00
  ---------------------------------------------------------------------------------------

                (c) Minimum Consolidated EBITA. Company shall not for any period set forth below permit its cumulative Consolidated EBITA to be less than the amount corresponding to such period in the table below. Such comparison for each period shall be calculated on a cumulative basis for the period commencing April 1, 2001 and ending on the date set forth in the table, with the first such calculation being made for the three month period ending June 30, 2001.

  -----------------------------------------------------------------------------
  Period Commencing on April 1, 2001 and Ending:             Consolidated EBITA
  -----------------------------------------------------------------------------
  June 30, 2001                                              $2,480,000
  -----------------------------------------------------------------------------
  July 31, 2001                                              $3,514,000
  -----------------------------------------------------------------------------
  August 31, 2001                                            $5,355,000
  -----------------------------------------------------------------------------
  September 30, 2001                                         $7,195,000
  -----------------------------------------------------------------------------
  October 31, 2001                                           $8,992,000
  -----------------------------------------------------------------------------
  November 30, 2001                                          $10,783,000
  -----------------------------------------------------------------------------
  December 31, 2001                                          $12,455,000
  -----------------------------------------------------------------------------

                (d) Capital Expenditures. Company shall not make or incur during any period set forth below cumulative Capital Expenditures in excess of the amount set forth below corresponding to such period. Such comparison for each period shall be calculated on a cumulative basis for the period commencing April 1, 2001 and ending on the date set forth in the table, with the first such calculation being made for the three month period ending June 30, 2001.


  -----------------------------------------------------------------------------------
  Period Commencing on April 1, 2001  and Ending:            Capital Expenditures
  -----------------------------------------------------------------------------------
  June 30, 2001                                              $2,675,000
  -----------------------------------------------------------------------------------
  July 31, 2001                                              $4,075,000
  -----------------------------------------------------------------------------------
  August 31, 2001                                            $4,500,000
  -----------------------------------------------------------------------------------
  September 30, 2001                                         $5,000,000
  -----------------------------------------------------------------------------------
  October 31, 2001                                           $5,500,000
  -----------------------------------------------------------------------------------
  November 30, 2001                                          $5,650,000
  -----------------------------------------------------------------------------------
  December 31, 2001                                          $5,800,000
  -----------------------------------------------------------------------------------

                (e) Investments. During the Limited Waiver Period, Company shall not make or incur Investments; except for (i) Investments arising from operation of Company's customary

Fleet National Bank
Bank of America
As of March 30, 2001
Page 14



        cash management systems (i.e. the so-called "sweep account"), and (ii) Investments permitted under Sections 6.9.1, 6.9.2 and 6.9.3 of the Credit Agreement.

        18. Conditions Precedent. Notwithstanding any other provision of this Fourth Amendment or any of the other Credit Documents, and without affecting in any manner the rights of Agent and Lenders under the other sections of this Fourth Amendment, this Fourth Amendment shall not be effective as to the Agent and Lenders unless and until each of the following conditions has been and continues to be satisfied:

               (a) Documentation. On or before April 17, 2001, the Agent and Lenders shall have received, in form and substance satisfactory to Agent and Lenders and their counsel, a duly executed copy of the following:

                        (i)     this Fourth Amendment;

                        (ii) Limited Guaranty in the form of Exhibit A hereto;

                        (iii) A Standby Letter of Credit to secure the Limited Guaranty described in this Section 18 of this Fourth Amendment, in substantially the form of Exhibit B hereto and issued by a domestic national bank or state-chartered banking institution rated "A" or better by Standard & Poor's Corporation (or, if such ratings are no longer published, with a similar or better (effective) rating by a similar independent company) (the "Guarantor L/C"); and

                        (iv) such additional documents, instruments and certificates as the Agent and Lenders and their counsel shall reasonably require in connection therewith, all in form and substance satisfactory to the Agent and Lenders and their counsel.

                (b) Payment of Expenses. Payment of all accrued but unpaid interest and all accrued but unreimbursed expenses, fees and other charges incurred by Lenders through the closing date, including, without limitation, attorneys' fees and expenses.

                (c) Receipt of Limited Waiver Fee. The Lenders shall have received $100,000 in payment of the first installment of the cash portion of the Limited Waiver Fee described in Section 11 hereof.

                (d) No Default. No Default or Event of Default shall exist except as previously disclosed and as consented to herein by the Lenders.

                (e) No Litigation. Except as set forth on Schedule A hereto and consented to by the Lenders, there is no litigation, arbitration, proceeding or investigation pending, or to the knowledge of Company's officers, threatened against Company that, if adversely

Fleet National Bank
Bank of America
As of March 30, 2001
Page 15



        determined would result in a material judgment not fully covered by insurance or that would otherwise have a material adverse effect on the assets, business or prospects of Company.

        19. Conditions Subsequent. In addition to the foregoing, the Company hereby agrees that it shall satisfy all of the conditions set forth in this
Section 19. A failure to satisfy any of the conditions contained in this Section 19 on or before the dates set forth below shall immediately constitute an Event of Default under the Credit Documents.

                (a) Unqualified Opinion. On or before April 19, 2001, Company shall deliver to Agent and Lenders a report of an independent certified public accountant of recognized national standing satisfactory to Agent and Lenders (e.g., Ernst & Young LLP), containing no material qualification, to the effect that they have audited the Consolidated financial statements of the Company and its Subsidiaries in accordance with generally accepted auditing standards and that such Consolidated financial statements present fairly, in all material respects, the financial position of the Company and its Subsidiaries covered thereby at the dates thereof and the results of their operations for the periods covered thereby in conformity with GAAP.

                (b) Leasehold. On or before April 23, 2001, Company shall deliver to Agent and Lenders a fully executed (by all lessee(s) and lessor(s)) collateral assignment of lease and landlord's acknowledgement and consent with respect to Company's Boston, Massachusetts facility, in form and substance satisfactory to the Lenders.

                (c) Warrant. On or before April 23, 2001, Company shall deliver to Agent and Lenders the warrant described in Section 11 of this Fourth Amendment, together with the documentation described in Section 11 of this Fourth Amendment.

                (d) Junior Participation Agreement. On or before April 24, 2001, a Junior Participation Agreement in form and substance satisfactory to Agent and Lenders.

                (e) Cash Management Arrangements: On or before April 24, 2001, the Company will provide Agent and Lenders with a schedule of all bank accounts maintained by it and its Subsidiaries. On or before thirty (30) days after the Company's receipt of written request by Agent, the Company and its Subsidiaries shall enter into cash management arrangements acceptable to Agent and Lenders, and at the Agent's and Lenders' direction Company shall provide that the proceeds of all receivables and other collateral (other than proceeds arising from any Foreign Subsidiary that would result in a deemed repatriation of foreign earnings under the Internal Revenue Code of 1986, including the "deemed dividend" provisions of Section 956) shall be paid into a "concentration account" maintained with the Agent.

                (f) List of Equity Investments. On or before April 24, 2001, Company shall deliver to Agent and Lenders an updated list of all equity holdings and/or investments taken in lieu of fees.

Fleet National Bank
Bank of America
As of March 30, 2001
Page 16


                (g) ACH Services. The Company acknowledges that the Agent and Lenders intend to reduce and hereby confirm and reserve the right to terminate or require prefunding with respect to ACH services presently provided to the Company. The Company hereby agrees that it shall furnish to the Agent and Lenders its plan to either terminate or prefund such ACH services within 15 days of the delivery of the Company's signature hereto, which plan shall be on terms acceptable to the Agent and Lenders.

                (h) Cash Collateral for Standby Letters of Credit. On or before January 15, 2002, Company shall deliver cash collateral in the amount of 103% of the face amount of all outstanding Letters of Credit to secure Company's reimbursement obligations with respect to those Letters of Credit.

                20. Representations and Warranties. To induce the Agent and Lenders to enter into this Fourth Amendment, Company warrants, represents and covenants to the Lenders that:

               (a) Organization and Qualification. Company is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Company is duly qualified or is authorized to do business and is in good standing as a foreign corporation in all states and jurisdictions in which the failure of Company to be so qualified would have a material adverse effect on the financial condition, business or properties of the Company.

               (b) Corporate Power and Authority. Company is duly authorized and empowered to enter into, execute, deliver and perform this Fourth Amendment and each of the Credit Documents to which it is a party. The execution, delivery and performance of this Fourth Amendment and each of the other Credit Documents have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval of the stockholders of Company; (ii) contravene Company's charter or by-laws; (iii) violate, or cause Company to be in default under, any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award in effect having applicability to Company; (iv) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other material agreement, lease or instrument to which Company is a party or by which Company's properties may be bound or affected; or (v) result in, or require, the creation or imposition of any Lien (other than liens permitted under Section 6.8 of the Credit Agreement) upon or with respect to any of the properties now owned or hereafter acquired by Company.

               (c) Legally Enforceable Agreement. This Fourth Amendment and each of the other Credit Documents when delivered under this Fourth Amendment will be, a legal, valid and binding obligation of Company, enforceable against Company in accordance with its respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally.

Fleet National Bank
Bank of America
As of March 30, 2001
Page 17



               (d) No Material Adverse Change. Since the date of the last financial statements provided by the Company to the Lenders, there has been no Material Adverse Change in the condition, financial or otherwise, of Company as shown on the consolidated balance sheet as of such date and no change in the aggregate value of equipment and real property owned by Company, except changes in the ordinary course of business, none of which individually or in the aggregate would constitute a Material Adverse Change.

               (e) Continuous Nature of Representations and Warranties. Each representation and warranty contained in the Credit Agreement and the other Credit Documents remains accurate, complete and not misleading in any material respect on the date of this Fourth Amendment, except for representations and warranties that explicitly relate to an earlier date and changes in the nature of Company's business or operations that would render the information in any exhibit attached thereto either inaccurate, incomplete or misleading, so long as the Lenders have consented to such changes or such changes are permitted by the Credit Agreement.

        21. Acknowledgement of Obligations. Company hereby (1) reaffirms and ratifies all of the promises, agreements, covenants and obligations to Lenders under or in respect of the Credit Agreement and other Credit Documents as amended hereby and (2) acknowledges that it is unconditionally liable for the punctual and full payment of all obligations, including, without limitation, all charges, fees, expenses and costs (including, without limitation, costs of collection and attorneys' fees and expenses) under the Credit Documents, as amended hereby, and that it has no defenses, counterclaims or set offs with respect to full, complete and timely payment and performance of all of the Credit Obligations.

        22. Confirmation of Liens. Company acknowledges, confirms and agrees that the Credit Documents, as amended hereby, are effective to grant to Agent and Lenders duly perfected, valid and enforceable first priority security interests and liens in the Credit Security described therein and that the locations for such Credit Security specified in the Credit Documents have not changed. Company further acknowledges and agrees that all obligations of Company are and shall be secured by all such Credit Security.

        23. Miscellaneous. Except as set forth herein, the undersigned confirms and agrees that the Credit Documents remain in full force and effect without amendment or modification of any kind. The execution and delivery of this Fourth Amendment by Lenders shall not, except as specifically stated herein, be construed as a waiver by the Lenders of any Default or Event of Default under the Credit Documents. This Fourth Amendment, together with the Credit Agreement and other Credit Documents, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior dealings, correspondence, conversations or communications between the parties with respect to the subject matter hereof. This Fourth Amendment and the transactions hereunder shall be deemed to be consummated in the Commonwealth of Massachusetts and shall be governed by and interpreted in accordance with the laws of that state. This Fourth Amendment and the agreements, instruments and

Fleet National Bank
Bank of America
As of March 30, 2001
Page 18



documents entered into pursuant hereto or in connection herewith shall be "Credit Documents" under and as defined in the Credit Agreement.

Fleet National Bank
Bank of America
As of March 30, 2001
Page 19



        Executed under seal on the date set forth above.

ATTEST:                                     NEXTERA ENTERPRISES, INC.



/s/ Michael Dolan                           By: /s/ Michael P. Muldowney
------------------------------------            -------------------------------
Corporate Controller                            Name:  Michael P. Muldowney
                                                Title: Chief Financial Officer

Fleet National Bank
Bank of America
As of March 30, 2001
Page 20



Accepted in Boston, Massachusetts as of March 30, 2001


FLEET NATIONAL BANK, as Agent and Lender


By:  /s/ Michael F. O'Neill
    ----------------------------------
    Name: Michael F. O'Neill
    Title: Senior Vice President


BANK OF AMERICA, N.A. as Lender


By:  /s/ Michael R. Heredia
     --------------------------------
    Name: Michael R. Heredia
    Title: Managing Director

Fleet National Bank
Bank of America
As of March 30, 2001
Page 21



Accepted as to Sections 16, 18 and 19 hereof in Boston, Massachusetts as of March 30, 2001


KNOWLEDGE UNIVERSE CAPITAL CO. LLC,
 AS JUNIOR CREDITOR


By: /s/ Stanley E. Maron
    --------------------------------
    Name: Stanley E. Maron
    Title: Secretary

Fleet National Bank
Bank of America
As of March 30, 2001
Page 22



                                   SCHEDULE A
                                  (Litigation)


        Two former employees of the Company whose employment with the Company was recently terminated have informed the Company of their belief that they are entitled to consideration from the Company with respect to claims they have made in connection with their employment. No formal legal actions have been filed to date to the Company's knowledge.

        A software vendor has claimed that the Company owes it approximately $245,000 for the purchase of software. An attorney for the software vendor has contacted the Company seeking payment, however no formal legal action has been filed to date to the Company's knowledge. The Company disputes the validity of this claim and intends to vigorously defend itself in the event any legal action is taken.

Fleet National Bank
Bank of America
As of March 30, 2001
Page 23



                                    EXHIBIT A
                               (Limited Guaranty)

Fleet National Bank
Bank of America
As of March 30, 2001
Page 24



                                    EXHIBIT B
                    (Standby Letter Of Credit/Guarantor L/C)